Exhibit 99.2

Earnings Release and Supplemental Information Package

Fourth Quarter 2024

amh

AMH

2

AMH
Earnings Press Release
AMH Reports Fourth Quarter and Full Year 2024 Financial and Operating Results
15% Increase in Quarterly Distribution
LAS VEGAS, Feb. 20, 2025—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter and full year ended December 31, 2024.
Highlights
•Rents and other single-family property revenues increased 6.8% year-over-year to $436.6 million for the fourth quarter of 2024.
•Net income attributable to common shareholders totaled $123.2 million, or $0.33 per diluted share, for the fourth quarter of 2024, compared to $76.6 million, or $0.21 per diluted share, for the fourth quarter of 2023.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 5.7% year-over-year to $0.45 per FFO share and unit for the fourth quarter of 2024 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 5.9% year-over-year to $0.41 per FFO share and unit for the fourth quarter of 2024.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 3.6% year-over-year for the fourth quarter of 2024.
•Achieved Same-Home Average Occupied Days Percentage of 95.4% and new, renewal and blended rate growth of 0.2%, 4.9% and 3.3%, respectively. The Company executed on its previously communicated end of year strategy to optimize revenue by strengthening occupancy in advance of spring leasing season. For October, November and December, Same-Home Average Occupied Days Percentage was 95.2%, 95.4%, and 95.6%, respectively, and new lease spreads were 2.0%, -0.9%, and 0.0%, respectively, reflecting positive trajectory heading into 2025.
•Delivered a total of 463 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the fourth quarter of 2024.
•Issued $500.0 million of 5.250% unsecured senior notes due 2035 during the fourth quarter of 2024 with an effective interest rate of 5.08% after reflecting the beneficial impact of treasury rate locks, raising net proceeds of $494.2 million.
•Raised common share dividend by 15% to $0.30 in the first quarter of 2025.
“AMH had a solid finish to 2024 with strong leasing momentum that drove positive occupancy absorption in both November and December, resulting in full year Core FFO per share growth of 6.6%,” said Bryan Smith, AMH’s Chief Executive Officer. “As we look ahead to 2025 and beyond, we believe that our best-in-class operating platform and responsible approach to growth will position us to remain at the forefront of the residential industry and to deliver stable and consistent results and returns for years to come.”
Fourth Quarter 2024 Financial Results
Net income attributable to common shareholders totaled $123.2 million, or $0.33 per diluted share, for the fourth quarter of 2024, compared to $76.6 million, or $0.21 per diluted share, for the fourth quarter of 2023. The increase was primarily due to higher net gains on property sales.
Rents and other single-family property revenues increased 6.8% to $436.6 million for the fourth quarter of 2024, compared to $408.7 million for the fourth quarter of 2023. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 8.5% to $255.6 million for the fourth quarter of 2024, compared to $235.6 million for the fourth quarter of 2023. This growth was driven by a 7.6% increase in core revenues resulting primarily from higher rental rates, partially offset by a 5.9% increase in core property operating expenses.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
For the Company’s Same-Home portfolio, core revenues increased 4.0% to $334.7 million for the fourth quarter of 2024, compared to $321.9 million for the fourth quarter of 2023, which was driven by a 4.7% increase in Average Monthly Realized Rent per property, partially offset by a 70 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 4.8% to $113.6 million for the fourth quarter of 2024, compared to $108.5 million for the fourth quarter of 2023, primarily driven by higher repairs and maintenance (“R&M”) and turnover costs, net, property management expenses, net and property tax expense, which was lower than previously anticipated. As a result, Core NOI from Same-Home properties increased 3.6% to $221.0 million for the fourth quarter of 2024, compared to $213.4 million for the fourth quarter of 2023.
Core FFO attributable to common share and unit holders was $191.7 million, or $0.45 per FFO share and unit, for the fourth quarter of 2024, compared to $178.6 million, or $0.43 per FFO share and unit, for the fourth quarter of 2023. Adjusted FFO attributable to common share and unit holders was $172.9 million, or $0.41 per FFO share and unit, for the fourth quarter of 2024, compared to $160.8 million, or $0.39 per FFO share and unit, for the fourth quarter of 2023. These improvements were primarily attributable to growth in Core NOI from our total portfolio.
Full Year 2024 Financial Results
Net income attributable to common shareholders totaled $398.5 million, or $1.08 per diluted share, for the year ended December 31, 2024, compared to $366.2 million, or $1.01 per diluted share, for the year ended December 31, 2023. The increase was primarily due to growth in rents and other single-family property revenues exceeding increases in total expenses, higher net gains on property sales and an increase in other income and expense, net, partially offset by a $6.3 million loss on early extinguishment of debt for the year ended December 31, 2024.
Rents and other single-family property revenues increased 6.5% to $1.73 billion for the year ended December 31, 2024, compared to $1.62 billion for the year ended December 31, 2023. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 8.1% to $978.3 million for the year ended December 31, 2024, compared to $904.8 million for the year ended December 31, 2023. This growth was driven by a 7.0% increase in core revenues resulting primarily from higher rental rates, partially offset by a 5.1% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 5.0% to $1.33 billion for the year ended December 31, 2024, compared to $1.27 billion for the year ended December 31, 2023, which was driven by a 5.3% increase in Average Monthly Realized Rent per property as well as higher fees and lower uncollectible rents, partially offset by a 50 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 4.3% to $457.9 million for the year ended December 31, 2024, compared to $438.9 million for the year ended December 31, 2023, primarily driven by an annual increase in property tax expense. As a result, Core NOI from Same-Home properties increased 5.3% to $870.4 million for the year ended December 31, 2024, compared to $826.2 million for the year ended December 31, 2023.
Core FFO attributable to common share and unit holders was $743.6 million, or $1.77 per FFO share and unit, for the year ended December 31, 2024, compared to $688.5 million, or $1.66 per FFO share and unit, for the year ended December 31, 2023. Adjusted FFO attributable to common share and unit holders was $663.3 million, or $1.58 per FFO share and unit, for the year ended December 31, 2024, compared to $609.3 million, or $1.47 per FFO share and unit, for the year ended December 31, 2023. These improvements were primarily attributable to growth in Core NOI from our total portfolio.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
Portfolio
Average Occupied Days Percentage was 94.2% for the fourth quarter of 2024, compared to 95.1% for the third quarter of 2024.
Investments
As of December 31, 2024, the Company’s total single-family properties, excluding properties held for sale, consisted of 60,531 homes, compared to 58,899 homes as of September 30, 2024, an increase of 1,632 homes during the fourth quarter of 2024, which included 1,673 homes acquired through a bulk portfolio acquisition, 339 newly constructed homes delivered to our operating portfolio through our AMH Development Program and 6 homes acquired through our traditional acquisition channel, partially offset by 386 homes identified for sale. During the fourth quarter of 2024, we also developed an additional 124 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 463 total home deliveries through our AMH Development Program. As of December 31, 2024, the Company had 805 properties held for sale and 3,376 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
During the fourth quarter of 2024, the Company issued and physically settled 2,987,024 Class A common shares under its At-the-Market Program that were previously sold under forward sale agreements during the first quarter of 2024, receiving net proceeds of $109.8 million after commissions and other expenses of $0.8 million.
During the fourth quarter 2024, American Homes 4 Rent, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all of its business and owns, directly or through subsidiaries, substantially all of its assets, issued $500.0 million of 5.250% unsecured senior notes with a maturity date of March 15, 2035 (the “2035 Notes”), which have been effectively hedged at 5.08% through the use of treasury locks. Interest on the 2035 Notes is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2025. The Operating Partnership received aggregate net proceeds of $494.2 million from this offering, after underwriting fees of approximately $3.2 million and a $2.6 million discount, and before offering costs of $1.1 million.
As of December 31, 2024, the Company had cash and cash equivalents of $199.4 million and total outstanding debt of $5.1 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.4% and a weighted-average term to maturity of 12.0 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility at the end of the year. During the fourth quarter of 2024, the Company generated $63.0 million of Retained Cash Flow and sold 587 properties generating $179.9 million of net proceeds. Additionally, the Company’s AMH 2015-SFR1 and AMH 2015-SFR2 securitizations, which had a total balance of $925.4 million as of December 31, 2024, have anticipated repayment dates in 2025. In February 2025, the Company provided notice of its intent to pay off the AMH 2015-SFR1 securitization during the second quarter of 2025, which had a balance of $494.9 million as of December 31, 2024.
Hurricanes Update
During the third and fourth quarters of 2024, Hurricanes Beryl, Debby, Helene and Milton impacted certain properties in our Texas, Florida, Georgia and Carolinas markets. The Company’s property and casualty insurance policies provide coverage for wind and flood damage, as well as business interruption costs, during the period of remediation and repairs, subject to deductibles and limits.
During the fourth quarter of 2024, the Company recognized a $5.0 million hurricane-related charge primarily related to actual and estimated accruals, net of related insurance claims. The Company previously recognized a $3.9 million hurricane-related

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
charge in the third quarter of 2024 related to actual and estimated accruals for repairs during that time period. These charges have been excluded from Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders and our total and Same-Home Core NOI results.
Sustainability Update
In the first quarter of 2025, the Company published its Green Bond Allocation Report describing the allocation of its January 2024 green bond proceeds and related environmental impact metrics. As of December 31, 2024, 83% of the $595.5 million net proceeds from our green bond issuance have been allocated to projects which meet the eligibility criteria described in the prospectus supplement related to the offering. The full report can be downloaded on the Company’s website at www.amh.com, under “Investor relations.”

2025 Guidance
Set forth below are the Company’s current expectations with respect to full year 2025 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2025 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2025 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2025
Core FFO attributable to common share and unit holders		$1.80 - $1.86
Core FFO attributable to common share and unit holders growth		1.7% - 5.1%

Same-Home
Core revenues growth		2.50% - 4.50%
Core property operating expenses growth		3.00% - 5.00%
Core NOI growth		2.25% - 4.25%

Full Year 2025
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,800 - 2,000	$700 - $800 million
Development pipeline, pro rata share of JV and Property Enhancing Capex	—	$100 - $200 million
Total capital investment (wholly owned and pro rata JV)	1,800 - 2,000	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Full Year 2025 Guidance Commentary
Operating Outlook:
•Same-Home core revenues growth reflects (1) Average Occupied Days Percentage in the low 96% area consistent with 2024, (2) Average Monthly Realized Rent growth in the high 3.0% area, and (3) bad debt expense in the low 1% area as a percentage of rents for the full year.
•Same-Home core property operating expenses growth reflects (1) expectation for moderating 2025 property tax growth between 3.50% and 5.50% and (2) 2.50% to 4.50% growth in all other core property operating expenses, excluding property taxes.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
Capital Plan:
•In addition to the Company’s $0.8 - $1.0 billion total wholly-owned and pro rata JV capital investment program, the Company’s AMH 2015-SFR1 and AMH 2015-SFR2 securitizations, which had a total outstanding balance of $925.4 million and weighted average in-place interest rate of 4.24% as of December 31, 2024, have anticipated repayment dates in 2025.
•In February 2025, the Company provided notice of its intent to pay off the AMH 2015-SFR1 securitization during the second quarter of 2025 and plans to pay off the AMH 2015-SFR2 securitization over the course of 2025 based on capital markets conditions.
•The Company expects to fund its 2025 capital plan through a combination of Retained Cash Flow, approximately $400 - $500 million of recycled capital from dispositions, as well as debt capital, including partial proceeds from the December 2024 unsecured bond issuance. As of December 31, 2024, the Company’s $1.25 billion revolving credit facility remained fully undrawn.
Reconciliation of Core FFO attributable to common share and unit holders from 2024 to 2025 Guidance Midpoint

Per FFO Share and Unit
2024 Core FFO attributable to common share and unit holders	$1.77

Same-Home Core NOI	0.07
Non-Same-Home Core NOI (1)	0.13
Disposition program	(0.04)
Amortization of IT software assets (2)	(0.01)
Financing costs (share count and interest) (3)	(0.09)

2025 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.83
2025 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	3.4%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2025 Same-Home portfolio, including 2024 wholly-owned property additions, and (ii) contribution from 2025 wholly-owned property additions.
(2)Amortization of IT software assets increase reflects investments from prior years into IT systems supporting our industry-leading property management platform.
(3)Financing costs (share count and interest) change is primarily related to the funding of the Company’s investment programs, including the fourth quarter 2024 portfolio acquisition of nearly 1,700 homes, and the impact from both the 2024 securitization refinancings and the 2025 securitization anticipated repayments.
Additional Information
A copy of the Company’s Fourth Quarter 2024 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 21, 2025 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2024 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, March 7, 2025 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13750434#, or by using the link at www.amh.com, under “Investor relations.”

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Earnings Press Release (continued)
About AMH
AMH (NYSE: AMH) is a leading large-scale integrated owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country.
In recent years, we’ve been named one of U.S. News 2024 Best Real Estate Companies to Work For, Fortune’s 2023 Best Workplaces in Real Estate™, a 2024 Great Place to Work®, a 2024 Most Loved Workplace®, a 2024 Top U.S. Homebuilder by Builder100, and one of America’s Most Responsible Companies 2025 and Most Trustworthy Companies in America 2024 by Newsweek and Statista Inc. As of December 31, 2024, we owned over 61,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Cautionary Note Regarding Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release and the Supplemental Information Package include, among others, our 2025 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three months and the years ended December 31, 2024 and 2023:

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2024	2023	2024	2023
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$436,593	$408,657	$1,728,697	$1,623,605
Tenant charge-backs	(49,108)	(48,506)	(221,431)	(215,555)
Core revenues	387,485	360,151	1,507,266	1,408,050
Less: Non-Same-Home core revenues	(52,812)	(38,271)	(178,981)	(142,882)
Same-Home core revenues	$334,673	$321,880	$1,328,285	$1,265,168

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$148,455	$142,797	$625,883	$599,459
Property management expenses	33,564	31,112	129,321	123,363
Noncash share-based compensation - property management	(987)	(879)	(4,814)	(4,030)
Expenses reimbursed by tenant charge-backs	(49,108)	(48,506)	(221,431)	(215,555)
Core property operating expenses	131,924	124,524	528,959	503,237
Less: Non-Same-Home core property operating expenses	(18,293)	(16,056)	(71,068)	(64,309)
Same-Home core property operating expenses	$113,631	$108,468	$457,891	$438,928

Core NOI and Same-Home Core NOI
Net income	$143,873	$90,937	$468,142	$432,142
Hurricane-related charges, net	4,980	—	8,884	—
Loss on early extinguishment of debt	—	—	6,323	—
Gain on sale and impairment of single-family properties and other, net	(80,266)	(29,082)	(225,756)	(209,834)
Depreciation and amortization	123,990	115,771	477,010	456,550
Acquisition and other transaction costs	3,326	4,260	12,192	16,910
Noncash share-based compensation - property management	987	879	4,814	4,030
Interest expense	44,485	35,091	165,351	140,198
General and administrative expense	20,765	18,487	83,590	74,615
Other income and expense, net	(6,579)	(716)	(22,243)	(9,798)
Core NOI	255,561	235,627	978,307	904,813
Less: Non-Same-Home Core NOI	(34,519)	(22,215)	(107,913)	(78,573)
Same-Home Core NOI	$221,042	$213,412	$870,394	$826,240

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$436,593	$445,055	$423,494	$423,555	$408,657
Tenant charge-backs	(49,108)	(67,615)	(47,371)	(57,337)	(48,506)
Core revenues	387,485	377,440	376,123	366,218	360,151
Less: Non-Same-Home core revenues	(52,812)	(43,273)	(43,049)	(39,847)	(38,271)
Same-Home core revenues	$334,673	$334,167	$333,074	$326,371	$321,880

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$148,455	$172,031	$149,470	$155,927	$142,797
Property management expenses	33,564	31,973	32,382	31,402	31,112
Noncash share-based compensation - property management	(987)	(1,043)	(1,340)	(1,444)	(879)
Expenses reimbursed by tenant charge-backs	(49,108)	(67,615)	(47,371)	(57,337)	(48,506)
Core property operating expenses	131,924	135,346	133,141	128,548	124,524
Less: Non-Same-Home core property operating expenses	(18,293)	(18,239)	(17,361)	(17,175)	(16,056)
Same-Home core property operating expenses	$113,631	$117,107	$115,780	$111,373	$108,468

Core NOI and Same-Home Core NOI
Net income	$143,873	$87,640	$108,534	$128,095	$90,937
Hurricane-related charges, net	4,980	3,904	—	—	—
Loss on early extinguishment of debt	—	5,306	63	954	—
Gain on sale and impairment of single-family properties and other, net	(80,266)	(32,697)	(43,892)	(68,901)	(29,082)
Depreciation and amortization	123,990	119,691	117,603	115,726	115,771
Acquisition and other transaction costs	3,326	2,605	2,937	3,324	4,260
Noncash share-based compensation - property management	987	1,043	1,340	1,444	879
Interest expense	44,485	43,611	38,678	38,577	35,091
General and administrative expense	20,765	19,247	21,693	21,885	18,487
Other income and expense, net	(6,579)	(8,256)	(3,974)	(3,434)	(716)
Core NOI	255,561	242,094	242,982	237,670	235,627
Less: Non-Same-Home Core NOI	(34,519)	(25,034)	(25,688)	(22,672)	(22,215)
Same-Home Core NOI	$221,042	$217,060	$217,294	$214,998	$213,412

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$255,561	$242,094	$242,982	$237,670	$235,627
Less: Encumbered Core NOI (1)	(34,276)	(33,458)	(33,816)	(33,606)	(33,590)
Unencumbered Core NOI (1)	$221,285	$208,636	$209,166	$204,064	$202,037
(1)Encumbered Core NOI and Unencumbered Core NOI are recast for prior periods to reflect the encumbered and unencumbered portfolios as of the end of the quarter subsequent to securitization payoffs.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2024	2023	2024	2023
Operating Data
Net income attributable to common shareholders	$123,230	$76,617	$398,482	$366,224
Core revenues	$387,485	$360,151	$1,507,266	$1,408,050
Core NOI	$255,561	$235,627	$978,307	$904,813
Core NOI margin	66.0%	65.4%	64.9%	64.3%
Fully Adjusted EBITDAre	$226,006	$203,917	$862,052	$780,875
Fully Adjusted EBITDAre Margin	57.8%	56.1%	56.7%	55.0%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.43	$0.41	$1.65	$1.57
Core FFO attributable to common share and unit holders	$0.45	$0.43	$1.77	$1.66
Adjusted FFO attributable to common share and unit holders	$0.41	$0.39	$1.58	$1.47

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$10,880,599	$10,398,690	$10,295,131	$10,217,286	$10,165,719
Total assets	$13,381,151	$12,844,285	$13,303,940	$12,761,092	$12,688,190
Outstanding borrowings under revolving credit facility	$—	$—	$—	$—	$90,000
Total Debt	$5,075,391	$4,578,772	$5,055,355	$4,561,186	$4,517,158
Total Capitalization	$21,059,213	$20,851,847	$20,813,612	$20,154,156	$19,717,611
Total Debt to Total Capitalization	24.1%	22.0%	24.3%	22.6%	22.9%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	5.0 x	5.1 x	5.3 x	5.4 x
NYSE AMH Class A common share closing price	$37.42	$38.39	$37.16	$36.78	$35.96

Portfolio Data - end of period
Occupied single-family properties	57,486	55,726	56,669	56,362	55,768
Single-family properties leased, not yet occupied	378	347	407	418	251
Single-family properties in turnover process	2,098	2,271	1,543	1,491	2,053
Single-family properties recently renovated or developed	565	544	240	337	384
Single-family properties newly acquired and under renovation	4	11	1	7	14
Total single-family properties, excluding properties held for sale	60,531	58,899	58,860	58,615	58,470
Single-family properties held for sale	805	1,003	633	728	862
Total single-family properties wholly owned	61,336	59,902	59,493	59,343	59,332
Single-family properties managed under joint ventures	3,376	3,271	3,167	3,004	2,978
Total single-family properties wholly owned and managed	64,712	63,173	62,660	62,347	62,310
Total Average Occupied Days Percentage (1)	94.2%	95.1%	95.8%	95.3%	95.0%
Same-Home Average Occupied Days Percentage (51,958 properties)	95.4%	96.2%	96.8%	96.2%	96.1%

Other Data
Distributions declared per common share	$0.26	$0.26	$0.26	$0.26	$0.22
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
Rents and other single-family property revenues	$436,593	$408,657	$1,728,697	$1,623,605

Expenses:
Property operating expenses	148,455	142,797	625,883	599,459
Property management expenses	33,564	31,112	129,321	123,363
General and administrative expense	20,765	18,487	83,590	74,615
Interest expense	44,485	35,091	165,351	140,198
Acquisition and other transaction costs	3,326	4,260	12,192	16,910
Depreciation and amortization	123,990	115,771	477,010	456,550
Hurricane-related charges, net	4,980	—	8,884	—
Total expenses	379,565	347,518	1,502,231	1,411,095

Gain on sale and impairment of single-family properties and other, net	80,266	29,082	225,756	209,834
Loss on early extinguishment of debt	—	—	(6,323)	—
Other income and expense, net	6,579	716	22,243	9,798

Net income	143,873	90,937	468,142	432,142

Noncontrolling interest	17,157	10,834	55,716	51,974
Dividends on preferred shares	3,486	3,486	13,944	13,944

Net income attributable to common shareholders	$123,230	$76,617	$398,482	$366,224

Weighted-average common shares outstanding:
Basic	369,378,385	362,954,405	367,454,012	362,024,968
Diluted	369,907,657	363,396,325	367,989,537	362,477,216

Net income attributable to common shareholders per share:
Basic	$0.33	$0.21	$1.08	$1.01
Diluted	$0.33	$0.21	$1.08	$1.01

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2024	2023	2024	2023
Net income attributable to common shareholders	$123,230	$76,617	$398,482	$366,224
Adjustments:
Noncontrolling interests in the Operating Partnership	17,157	10,834	55,716	51,974
Gain on sale and impairment of single-family properties and other, net	(80,266)	(29,082)	(225,756)	(209,834)
Adjustments for unconsolidated joint ventures	813	1,331	4,722	3,711
Depreciation and amortization	123,990	115,771	477,010	456,550
Less: depreciation and amortization of non-real estate assets	(5,093)	(4,515)	(19,447)	(17,417)
FFO attributable to common share and unit holders	$179,831	$170,956	$690,727	$651,208
Adjustments:
Acquisition, other transaction costs and other	3,326	4,260	12,192	16,910
Noncash share-based compensation - general and administrative	2,618	2,494	20,617	16,379
Noncash share-based compensation - property management	987	879	4,814	4,030
Hurricane-related charges, net	4,980	—	8,884	—
Loss on early extinguishment of debt	—	—	6,323	—
Core FFO attributable to common share and unit holders	$191,742	$178,589	$743,557	$688,527
Recurring Capital Expenditures	(17,666)	(17,019)	(76,281)	(76,098)
Leasing costs	(1,134)	(745)	(3,966)	(3,113)
Adjusted FFO attributable to common share and unit holders	$172,942	$160,825	$663,310	$609,316

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.43	$0.41	$1.65	$1.57
Core FFO attributable to common share and unit holders	$0.45	$0.43	$1.77	$1.66
Adjusted FFO attributable to common share and unit holders	$0.41	$0.39	$1.58	$1.47

Weighted-average FFO shares and units:
Common shares outstanding	369,378,385	362,954,405	367,454,012	362,024,968
Share-based compensation plan and forward sale equity contracts (1)	1,012,895	913,602	948,910	828,424
Operating partnership units	51,376,980	51,376,980	51,376,980	51,376,980
Total weighted-average FFO shares and units	421,768,260	415,244,987	419,779,902	414,230,372
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2024	2023	2024	2023
Rents from single-family properties	$383,848	$356,790	$1,491,810	$1,396,862
Fees from single-family properties	8,925	7,893	33,154	30,755
Bad debt	(5,288)	(4,532)	(17,698)	(19,567)
Core revenues	387,485	360,151	1,507,266	1,408,050

Property tax expense	60,850	59,213	252,406	239,425
HOA fees, net (1)	6,946	6,663	26,911	25,768
R&M and turnover costs, net (1)	28,648	25,551	113,206	108,373
Insurance	4,958	4,736	19,821	17,948
Property management expenses, net (2)	30,522	28,361	116,615	111,723
Core property operating expenses	131,924	124,524	528,959	503,237

Core NOI	$255,561	$235,627	$978,307	$904,813
Core NOI margin	66.0%	65.4%	64.9%	64.3%

	For the Three Months Ended Dec 31, 2024
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	51,958	4,995	3,567	816	61,336
Average Occupied Days Percentage	95.4%	93.2%	76.6%	48.7%	93.6%

Rents from single-family properties	$331,242	$34,251	$15,750	$2,605	$383,848
Fees from single-family properties	7,711	809	321	84	8,925
Bad debt	(4,280)	(373)	(390)	(245)	(5,288)
Core revenues	334,673	34,687	15,681	2,444	387,485

Property tax expense	53,768	3,394	2,721	967	60,850
HOA fees, net (1)	6,070	569	294	13	6,946
R&M and turnover costs, net (1)	24,239	1,767	1,767	875	28,648
Insurance	4,256	330	314	58	4,958
Property management expenses, net (2)	25,298	2,567	2,241	416	30,522
Core property operating expenses	113,631	8,627	7,337	2,329	131,924

Core NOI	$221,042	$26,060	$8,344	$115	$255,561
Core NOI margin	66.0%	75.1%	53.2%	4.7%	66.0%

(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 838 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,729 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions) or properties currently out of service due to a casualty loss.
(4)Includes 805 properties held for sale, 4 properties newly acquired and under renovation that are not yet placed into service and 7 properties identified for future sale. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2024	2023	Change	2024	2023	Change
Number of Same-Home properties	51,958	51,958		51,958	51,958
Average Occupied Days Percentage	95.4%	96.1%	(0.7)%	96.2%	96.7%	(0.5)%
Average Monthly Realized Rent per Property	$2,227	$2,126	4.7%	$2,189	$2,078	5.3%
Turnover Rate	6.1%	6.4%	(0.3)%	27.5%	29.7%	(2.2)%

Core NOI:
Rents from single-family properties	$331,242	$318,403	4.0%	$1,313,101	$1,253,000	4.8%
Fees from single-family properties	7,711	6,936	11.2%	28,843	27,008	6.8%
Bad debt	(4,280)	(3,459)	23.7%	(13,659)	(14,840)	(8.0)%
Core revenues	334,673	321,880	4.0%	1,328,285	1,265,168	5.0%

Property tax expense	53,768	52,687	2.1%	222,855	212,121	5.1%
HOA fees, net (1)	6,070	5,821	4.3%	23,745	22,855	3.9%
R&M and turnover costs, net (1)	24,239	21,870	10.8%	96,397	92,808	3.9%
Insurance	4,256	4,111	3.5%	16,859	15,780	6.8%
Property management expenses, net (2)	25,298	23,979	5.5%	98,035	95,364	2.8%
Core property operating expenses	113,631	108,468	4.8%	457,891	438,928	4.3%

Core NOI	$221,042	$213,412	3.6%	$870,394	$826,240	5.3%
Core NOI margin	66.0%	66.3%		65.5%	65.3%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$15,389	$14,696	4.7%	$67,370	$66,156	1.8%

Per property:
Average Recurring Capital Expenditures	$296	$283	4.7%	$1,297	$1,273	1.8%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$763	$704	8.4%	$3,152	$3,059	3.0%

Property Enhancing Capex	$7,305	$7,406		$33,313	$47,741
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Average Occupied Days Percentage	95.4%	96.2%	96.8%	96.2%	96.1%
Average Monthly Realized Rent per Property	$2,227	$2,208	$2,178	$2,147	$2,126

Average Change in Rent for Renewals	4.9%	5.2%	5.2%	5.9%	6.0%
Average Change in Rent for Re-Leases	0.2%	5.2%	5.7%	4.8%	4.2%
Average Blended Change in Rent	3.3%	5.2%	5.3%	5.6%	5.4%

Core NOI:
Rents from single-family properties	$331,242	$331,126	$328,584	$322,149	$318,403
Fees from single-family properties	7,711	7,087	7,034	7,011	6,936
Bad debt	(4,280)	(4,046)	(2,544)	(2,789)	(3,459)
Core revenues	334,673	334,167	333,074	326,371	321,880

Property tax expense	53,768	55,842	56,583	56,662	52,687
HOA fees, net (1)	6,070	6,065	5,981	5,629	5,821
R&M and turnover costs, net (1)	24,239	26,751	24,303	21,104	21,870
Insurance	4,256	4,251	4,205	4,147	4,111
Property management expenses, net (2)	25,298	24,198	24,708	23,831	23,979
Core property operating expenses	113,631	117,107	115,780	111,373	108,468

Core NOI	$221,042	$217,060	$217,294	$214,998	$213,412
Core NOI margin	66.0%	65.0%	65.2%	65.9%	66.3%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$15,389	$20,557	$18,833	$12,591	$14,696

Per property:
Average Recurring Capital Expenditures	$296	$397	$362	$242	$283
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$763	$910	$830	$649	$704

Property Enhancing Capex	$7,305	$9,694	$8,252	$8,062	$7,406
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Gross Book Value per Property	% of 4Q24 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	5,114	$220,658	9.5%	4.1%	(0.5)%	2.6%
Dallas-Fort Worth, TX	3,603	174,880	6.1%	4.1%	(3.0)%	1.8%
Charlotte, NC	3,738	215,184	7.4%	4.9%	—%	3.1%
Nashville, TN	2,955	244,091	7.1%	4.4%	0.3%	3.1%
Phoenix, AZ	2,862	212,889	6.2%	3.1%	(4.9)%	0.3%
Indianapolis, IN	2,751	174,633	4.2%	6.4%	2.0%	4.7%
Jacksonville, FL	2,757	209,103	4.9%	4.3%	(2.3)%	1.9%
Tampa, FL	2,483	222,380	4.7%	5.7%	(0.6)%	3.6%
Houston, TX	2,158	178,980	2.8%	4.2%	—%	3.0%
Cincinnati, OH	2,039	196,917	3.9%	6.8%	3.4%	5.4%
Raleigh, NC	2,036	199,999	3.8%	3.9%	(0.3)%	2.5%
Columbus, OH	2,032	192,007	3.8%	6.3%	2.7%	5.3%
Salt Lake City, UT	1,825	302,333	4.6%	5.2%	2.2%	4.3%
Orlando, FL	1,580	206,471	3.0%	4.4%	(1.0)%	2.7%
Las Vegas, NV	1,562	253,656	3.3%	6.4%	0.1%	4.8%
Greater Chicago area, IL and IN	1,487	193,549	2.7%	7.0%	6.9%	6.9%
Charleston, SC	1,442	230,279	2.8%	5.6%	3.1%	4.6%
San Antonio, TX	1,090	196,987	1.6%	2.5%	(6.7)%	(0.1)%
Savannah/Hilton Head, SC	963	204,638	1.9%	6.5%	5.7%	6.2%
Seattle, WA	907	324,325	2.3%	6.0%	2.0%	4.5%
All Other (2)	6,574	222,645	13.4%	4.8%	0.6%	3.3%
Total/Average	51,958	$214,622	100.0%	4.9%	0.2%	3.3%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
Market	4Q24 QTD	4Q23 QTD	Change	4Q24 QTD	4Q23 QTD	Change
Atlanta, GA	95.3%	96.1%	(0.8)%	$2,256	$2,150	4.9%
Dallas-Fort Worth, TX	95.3%	96.0%	(0.7)%	2,301	2,197	4.7%
Charlotte, NC	95.8%	96.2%	(0.4)%	2,178	2,069	5.3%
Nashville, TN	95.6%	96.4%	(0.8)%	2,351	2,247	4.6%
Phoenix, AZ	95.6%	94.6%	1.0%	2,140	2,060	3.9%
Indianapolis, IN	96.1%	96.9%	(0.8)%	1,890	1,795	5.3%
Jacksonville, FL	95.1%	95.2%	(0.1)%	2,167	2,075	4.4%
Tampa, FL	94.4%	95.3%	(0.9)%	2,391	2,289	4.5%
Houston, TX	95.2%	97.3%	(2.1)%	2,075	1,988	4.4%
Cincinnati, OH	95.6%	96.6%	(1.0)%	2,153	2,043	5.4%
Raleigh, NC	96.1%	96.4%	(0.3)%	2,049	1,950	5.1%
Columbus, OH	96.2%	96.3%	(0.1)%	2,193	2,077	5.6%
Salt Lake City, UT	95.5%	96.9%	(1.4)%	2,457	2,362	4.0%
Orlando, FL	94.9%	95.6%	(0.7)%	2,366	2,244	5.4%
Las Vegas, NV	95.3%	95.9%	(0.6)%	2,244	2,154	4.2%
Greater Chicago area, IL and IN	96.5%	96.8%	(0.3)%	2,480	2,329	6.5%
Charleston, SC	94.6%	97.7%	(3.1)%	2,297	2,209	4.0%
San Antonio, TX	94.7%	95.2%	(0.5)%	1,945	1,914	1.6%
Savannah/Hilton Head, SC	95.1%	97.4%	(2.3)%	2,256	2,096	7.6%
Seattle, WA	95.0%	96.1%	(1.1)%	2,812	2,664	5.6%
All Other (2)	95.3%	95.9%	(0.6)%	2,208	2,107	4.8%
Total/Average	95.4%	96.1%	(0.7)%	$2,227	$2,126	4.7%
(1)Reflected for the three months ended December 31, 2024.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2024	Dec 31, 2023
	(Unaudited)
Assets
Single-family properties:
Land	$2,370,006	$2,234,301
Buildings and improvements	11,559,461	10,651,388
Single-family properties in operation	13,929,467	12,885,689
Less: accumulated depreciation	(3,048,868)	(2,719,970)
Single-family properties in operation, net	10,880,599	10,165,719
Single-family properties under development and development land	1,272,284	1,409,424
Single-family properties and land held for sale, net	212,808	182,082
Total real estate assets, net	12,365,691	11,757,225
Cash and cash equivalents	199,413	59,385
Restricted cash	150,803	162,476
Rent and other receivables	48,452	42,823
Escrow deposits, prepaid expenses and other assets	337,379	406,138
Investments in unconsolidated joint ventures	159,134	114,198
Asset-backed securitization certificates	—	25,666
Goodwill	120,279	120,279
Total assets	$13,381,151	$12,688,190

Liabilities
Revolving credit facility	$—	$90,000
Asset-backed securitizations, net	924,344	1,871,421
Unsecured senior notes, net	4,086,418	2,500,226
Accounts payable and accrued expenses	521,759	573,660
Total liabilities	5,532,521	5,035,307

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	3,690	3,643
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,529,008	7,357,848
Accumulated deficit	(380,632)	(394,908)
Accumulated other comprehensive income	7,852	843
Total shareholders' equity	7,160,016	6,967,524
Noncontrolling interest	688,614	685,359
Total equity	7,848,630	7,652,883

Total liabilities and equity	$13,381,151	$12,688,190

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Debt Summary as of December 31, 2024
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	5.44%	4.5
Total floating rate debt	—	—	—	—%	5.44%	4.5

Fixed rate debt:
AMH 2015-SFR1 securitization (4)	494,868	—	494,868	9.8%	4.14%	20.3
AMH 2015-SFR2 securitization	430,523	—	430,523	8.5%	4.36%	20.8
2028 unsecured senior notes	—	500,000	500,000	9.9%	4.08%	3.1
2029 unsecured senior notes	—	400,000	400,000	7.9%	4.90%	4.1
2031 unsecured senior notes	—	450,000	450,000	8.9%	2.46%	6.5
2032 unsecured senior notes	—	600,000	600,000	11.7%	3.63%	7.3
2034 unsecured senior notes I	—	600,000	600,000	11.7%	5.50%	9.1
2034 unsecured senior notes II	—	500,000	500,000	9.9%	5.50%	9.5
2035 unsecured senior notes	—	500,000	500,000	9.9%	5.08%	10.2
2051 unsecured senior notes	—	300,000	300,000	5.9%	3.38%	26.6
2052 unsecured senior notes	—	300,000	300,000	5.9%	4.30%	27.3
Total fixed rate debt	925,391	4,150,000	5,075,391	100.0%	4.35%	12.0

Total Debt	$925,391	$4,150,000	5,075,391	100.0%	4.35%	12.0

Unamortized discounts and loan costs			(64,629)
Total debt per balance sheet			$5,010,762

Maturity Schedule by Year (2)	Total Debt	% of Total
2025	$10,302	0.2%
2026	10,302	0.2%
2027	10,302	0.2%
2028	510,302	10.1%
2029	410,302	8.1%
Thereafter	4,123,881	81.2%
Total	$5,075,391	100.0%
(1)Interest rates are as of December 31, 2024 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis. The AMH 2015-SFR1 securitization and AMH 2015-SFR2 securitization have anticipated repayment dates of April 9, 2025 and October 9, 2025, respectively. If the securitizations are not repaid by this date, the duration-adjusted weighted-average interest rate will increase by a minimum of 3.00%.
(3)The revolving credit facility bears interest at the Secured Overnight Financing Rate plus a 0.10% spread adjustment and a margin of 0.85% as of December 31, 2024.
(4)The Company has provided notice to the lender of its intent to pay off the AMH 2015-SFR1 securitization during the second quarter of 2025.
Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2024	2023	2024	2023
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$44,485	$35,091	$165,351	$140,198
Less: amortization of discounts, loan costs and cash flow hedges	(2,523)	(3,086)	(11,489)	(12,279)
Add: capitalized interest	12,896	14,241	53,143	55,232
Cash interest	$54,858	$46,246	$207,005	$183,151

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Capital Structure and Credit Metrics as of December 31, 2024
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$5,075,391	24.1%

Total preferred shares		230,000	1.1%

Common equity at market value:
Common shares outstanding	369,623,068
Operating partnership units	51,376,980
Total shares and units	421,000,048
NYSE AMH Class A common share closing price at December 31, 2024	$37.42
Market value of common shares and operating partnership units		15,753,822	74.8%

Total Capitalization		$21,059,213	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Per Share	Total	Annual Dividend Per Share	Annual Dividend Amount
Series
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings

Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.3 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage	86.2%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	31.3%
Ratio of Secured Debt to Total Assets	<	40.0%	5.7%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	351.7%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.50 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.7%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	5.4%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	28.9%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.88 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	5.54 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Top 20 Markets Summary as of December 31, 2024
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	6,027	10.0%	$235,586	2,196	17.3
Charlotte, NC	4,258	7.0%	229,833	2,119	18.3
Dallas-Fort Worth, TX	3,870	6.4%	178,281	2,086	20.5
Phoenix, AZ	3,311	5.5%	220,968	1,848	19.6
Nashville, TN	3,370	5.6%	256,144	2,122	16.4
Jacksonville, FL	3,297	5.4%	228,092	1,925	14.4
Tampa, FL	2,964	4.9%	243,244	1,949	15.1
Indianapolis, IN	3,054	5.0%	181,981	1,937	21.6
Houston, TX	2,421	4.0%	182,667	2,068	19.0
Las Vegas, NV	2,550	4.2%	307,535	1,960	10.9
Raleigh, NC	2,223	3.7%	203,831	1,893	18.3
Columbus, OH	2,181	3.6%	202,517	1,890	21.5
Cincinnati, OH	2,107	3.5%	199,826	1,843	21.9
Orlando, FL	2,126	3.5%	237,928	1,928	17.0
Salt Lake City, UT	1,937	3.2%	307,912	2,244	17.8
Charleston, SC	1,616	2.7%	240,168	1,964	13.2
Greater Chicago area, IL and IN	1,523	2.5%	193,875	1,868	23.3
San Antonio, TX	1,222	2.0%	202,129	1,914	15.8
Savannah/Hilton Head, SC	1,056	1.7%	216,039	1,886	16.1
Seattle, WA	1,014	1.7%	339,864	2,010	14.4
All Other (3)	8,404	13.9%	246,395	1,922	17.3
Total/Average	60,531	100.0%	$230,121	1,996	17.7
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.4%	$2,279	4.3%	(0.3)%	2.8%
Charlotte, NC	95.8%	2,201	5.2%	0.4%	3.5%
Dallas-Fort Worth, TX	95.4%	2,299	4.1%	(2.9)%	1.8%
Phoenix, AZ	94.7%	2,136	3.2%	(4.6)%	0.6%
Nashville, TN	94.8%	2,370	4.6%	0.7%	3.4%
Jacksonville, FL	93.3%	2,184	4.6%	(2.1)%	2.3%
Tampa, FL	92.9%	2,428	5.4%	(0.7)%	3.4%
Indianapolis, IN	96.3%	1,887	6.4%	1.9%	4.6%
Houston, TX	95.4%	2,063	4.2%	—%	3.0%
Las Vegas, NV	90.2%	2,321	7.4%	(0.2)%	5.6%
Raleigh, NC	95.9%	2,055	3.9%	(0.4)%	2.4%
Columbus, OH	94.7%	2,208	6.4%	2.9%	5.3%
Cincinnati, OH	95.4%	2,154	6.8%	3.2%	5.4%
Orlando, FL	91.5%	2,395	4.4%	(0.7)%	2.9%
Salt Lake City, UT	93.9%	2,456	5.2%	2.1%	4.3%
Charleston, SC	92.3%	2,302	5.6%	3.1%	4.6%
Greater Chicago area, IL and IN	96.4%	2,480	7.4%	6.8%	7.2%
San Antonio, TX	94.3%	1,947	2.6%	(6.6)%	(0.2)%
Savannah/Hilton Head, SC	94.3%	2,270	6.2%	5.4%	5.9%
Seattle, WA	94.2%	2,840	6.1%	2.1%	4.6%
All Other (3)	93.0%	2,206	4.8%	0.5%	3.2%
Total/Average	94.2%	$2,239	5.0%	0.3%	3.4%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended December 31, 2024.
(3)Represents 17 markets in 16 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
Property Additions

	4Q24 Additions		2024 Additions
Market	Number of Properties	Average Total Investment Cost	Number of Properties	Average Total Investment Cost
Oklahoma City, OK	489	$240,863	489	$240,863
Indianapolis, IN	253	253,072	253	253,072
Atlanta, GA	187	393,340	360	384,451
Kansas City, MO	162	301,999	162	301,999
Charlotte, NC	145	356,427	220	359,910
Houston, TX	140	235,426	140	235,426
Las Vegas, NV	129	430,405	463	407,620
Memphis, TN	87	284,724	87	284,724
Dallas-Fort Worth, TX	57	288,477	57	288,477
San Antonio, TX	54	247,117	54	247,117
Tucson, AZ	45	353,458	127	349,960
Raleigh, NC	45	329,718	73	294,426
Jacksonville, FL	42	300,044	228	341,731
Nashville, TN	36	411,248	110	418,358
Phoenix, AZ	30	384,596	77	401,298
Columbus, OH	25	383,917	50	381,550
Orlando, FL	24	375,626	221	368,769
Charleston, SC	20	453,965	91	385,450
Tampa, FL	18	372,384	173	379,354
Boise, ID	7	439,026	76	441,598
All Other (1)	23	429,481	213	442,835
Total/Average	2,018	$305,275	3,724	$342,239
(1)Represents 6 markets in 5 states.

Property Dispositions

	Dec 31, 2024 Single-Family Properties Held for Sale	4Q24 Dispositions		2024 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Dallas-Fort Worth, TX	81	100	$284,216	250	$293,815
Greater Chicago area, IL and IN	70	10	253,362	38	266,657
Atlanta, GA	66	71	315,688	174	318,620
Houston, TX	62	40	245,509	181	241,066
Inland Empire, CA	61	2	451,146	25	458,360
Tampa, FL	50	42	338,173	95	357,378
Phoenix, AZ	49	39	341,221	122	353,886
Orlando, FL	40	20	369,931	86	344,790
Austin, TX	38	46	257,469	129	278,242
Charlotte, NC	36	13	355,414	44	347,744
San Antonio, TX	26	46	209,458	101	226,586
Nashville, TN	26	26	353,766	53	345,856
Indianapolis, IN	22	17	240,454	58	247,154
Raleigh, NC	16	6	342,936	21	329,102
Salt Lake City, UT	15	8	658,073	15	694,605
Cincinnati, OH	13	7	250,463	15	236,921
Las Vegas, NV	13	11	419,691	30	412,953
Bay Area, CA	12	—	—	2	642,259
Central Valley, CA	12	—	—	4	323,345
Jacksonville, FL	12	11	301,925	29	320,651
All Other (1)	85	72	340,203	233	331,335
Total/Average	805	587	$306,463	1,705	$310,845
(1)Represents 17 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
AMH Development Pipeline Summary as of December 31, 2024 (1)

	2024 Deliveries			Dec 31, 2024 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Las Vegas, NV	515	$397,000	$2,510	789
Phoenix, AZ	281	363,000	2,280	1,378
Atlanta, GA	269	385,000	2,580	723
Orlando, FL	221	369,000	2,530	852
Jacksonville, FL	201	351,000	2,310	547
Tampa, FL	173	379,000	2,720	515
Nashville, TN	140	437,000	2,750	234
Denver, CO	115	499,000	2,900	513
Seattle, WA	102	461,000	3,130	404
Charleston, SC	91	385,000	2,540	876
Boise, ID	76	442,000	2,430	332
Charlotte, NC	75	367,000	2,710	361
Salt Lake City, UT	49	376,000	2,400	268
Columbus, OH	48	382,000	2,690	565
Raleigh, NC	—	—	—	66
Total/Average	2,356	$393,000	$2,560	8,423
Lots optioned				1,800
Total lots owned and optioned				10,223

Estimated Delivery Timing

	Dec 31, 2023 Lots for Future Delivery	2024 Net Additions/(Reductions) (3)	2024 Deliveries	Full Year Estimated 2025 Deliveries (1)	Deliveries Thereafter (1)
Wholly-owned development pipeline (2)	11,508	(50)	2,000	1,800 - 2,000	7,558
Joint venture development pipeline (2)(4)	1,121	—	356	~ 400	365
Total development pipeline	12,629	(50)	2,356	2,200 - 2,400	7,923
(1)Reflects the Company’s latest development program results and estimates as of February 20, 2025.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents the net of lots acquired and optioned and lots transferred to held for sale or disposed during the period.
(4)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
Lease Expirations

	MTM	1Q25	2Q25	3Q25	4Q25	Thereafter
Lease expirations	2,124	13,434	14,813	12,387	7,263	7,843

Share Repurchase History
(Amounts in thousands, except share and per share data)

Share Repurchases
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
2023	—	$—	$—
1Q24	—	—	—
2Q24	—	—	—
3Q24	—	—	—
4Q24	—	—	—
Total	—	—	$—
	Remaining authorization:	$265,067

ATM Share History
(Amounts in thousands, except share and per share data)

	ATM Shares Sold Directly			ATM Shares Sold Forward
Period	Common Shares Sold Directly	Gross Proceeds	Avg. Issuance Price Per Share	Common Shares Sold Forward	Future Gross Proceeds	Avg. Price Per Share	Period Settled	Total ATM Gross Proceeds
2023	2,799,683	$101,958	$36.42	—	$—	$—		$101,958
1Q24	932,746	33,756	36.19	2,987,024	110,616	37.03	4Q24	144,372
2Q24	—	—	—	—	—	—		—
3Q24	—	—	—	—	—	—		—
4Q24	—	—	—	—	—	—		—
								246,330
						Remaining authorization:		$753,670

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
2025 Guidance
Set forth below are the Company’s current expectations with respect to full year 2025 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2025 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2025 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.

Guidance Summary

Full Year 2025
Core FFO attributable to common share and unit holders		$1.80 - $1.86
Core FFO attributable to common share and unit holders growth		1.7% - 5.1%

Same-Home
Core revenues growth		2.50% - 4.50%
Core property operating expenses growth		3.00% - 5.00%
Core NOI growth		2.25% - 4.25%

Full Year 2025
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,800 - 2,000	$700 - $800 million
Development pipeline, pro rata share of JV and Property Enhancing Capex	—	$100 - $200 million
Total capital investment (wholly owned and pro rata JV)	1,800 - 2,000	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Full Year 2025 Guidance Commentary
Operating Outlook:
•Same-Home core revenues growth reflects (1) Average Occupied Days Percentage in the low 96% area consistent with 2024, (2) Average Monthly Realized Rent growth in the high 3.0% area, and (3) bad debt expense in the low 1% area as a percentage of rents for the full year.
•Same-Home core property operating expenses growth reflects (1) expectation for moderating 2025 property tax growth between 3.50% and 5.50% and (2) 2.50% to 4.50% growth in all other core property operating expenses, excluding property taxes.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	25

AMH
2025 Guidance (continued)

Capital Plan:
•In addition to the Company’s $0.8 - $1.0 billion total wholly-owned and pro rata JV capital investment program, the Company’s AMH 2015-SFR1 and AMH 2015-SFR2 securitizations, which had a total outstanding balance of $925.4 million and weighted average in-place interest rate of 4.24% as of December 31, 2024, have anticipated repayment dates in 2025.
•In February 2025, the Company provided notice of its intent to pay off the AMH 2015-SFR1 securitization during the second quarter of 2025 and plans to pay off the AMH 2015-SFR2 securitization over the course of 2025 based on capital markets conditions.
•The Company expects to fund its 2025 capital plan through a combination of Retained Cash Flow, approximately $400 - $500 million of recycled capital from dispositions, as well as debt capital, including partial proceeds from the December 2024 unsecured bond issuance. As of December 31, 2024, the Company’s $1.25 billion revolving credit facility remained fully undrawn.
Reconciliation of Core FFO attributable to common share and unit holders from 2024 to 2025 Guidance Midpoint

Per FFO Share and Unit
2024 Core FFO attributable to common share and unit holders	$1.77

Same-Home Core NOI	0.07
Non-Same-Home Core NOI (1)	0.13
Disposition program	(0.04)
Amortization of IT software assets (2)	(0.01)
Financing costs (share count and interest) (3)	(0.09)

2025 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.83
2025 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	3.4%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2025 Same-Home portfolio, including 2024 wholly-owned property additions, and (ii) contribution from 2025 wholly-owned property additions.
(2)Amortization of IT software assets increase reflects investments from prior years into IT systems supporting our industry-leading property management platform.
(3)Financing costs (share count and interest) change is primarily related to the funding of the Company’s investment programs, including the fourth quarter 2024 portfolio acquisition of nearly 1,700 homes, and the impact from both the 2024 securitization refinancings and the 2025 securitization anticipated repayments.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	26

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (2) gain or loss on early extinguishment of debt, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics.
Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Total Debt	$5,075,391	$4,578,772	$5,055,355	$4,561,186	$4,517,158
Less: cash and cash equivalents	(199,413)	(162,477)	(718,380)	(124,826)	(59,385)
Less: asset-backed securitization certificates	—	—	—	—	(25,666)
Less: restricted cash related to securitizations	(26,588)	(26,273)	(37,112)	(33,243)	(42,278)
Net debt	$4,849,390	$4,390,022	$4,299,863	$4,403,117	$4,389,829
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$5,079,390	$4,620,022	$4,529,863	$4,633,117	$4,619,829

Adjusted EBITDAre - TTM	$942,299	$919,174	$896,679	$875,707	$860,086

Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	5.0 x	5.1 x	5.3 x	5.4 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Dec 31, 2024
Interest expense per income statement	$165,351
Less: amortization of discounts, loan costs and cash flow hedges	(11,489)
Add: capitalized interest	53,143
Cash interest	207,005
Dividends on preferred shares	13,944
Fixed charges	$220,949

Adjusted EBITDAre - TTM	$942,299

Fixed Charge Coverage	4.3 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Dec 31, 2024
(Amounts in thousands)	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024
Unencumbered Core NOI (1)	$204,064	$209,166	$208,636	$221,285	$843,151
Core NOI	237,670	242,982	242,094	255,561	978,307
Unencumbered Core NOI Percentage					86.2%
(1)Unencumbered Core NOI is recast for prior periods to reflect the unencumbered portfolio as of the end of the quarter subsequent to securitization payoffs.

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months and the years ended December 31, 2024 and 2023 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2024	2023	2024	2023
Net income	$143,873	$90,937	$468,142	$432,142
Interest expense	44,485	35,091	165,351	140,198
Depreciation and amortization	123,990	115,771	477,010	456,550
EBITDA	$312,348	$241,799	$1,110,503	$1,028,890

Gain on sale and impairment of single-family properties and other, net	(80,266)	(29,082)	(225,756)	(209,834)
Adjustments for unconsolidated joint ventures	813	1,331	4,722	3,711
EBITDAre	$232,895	$214,048	$889,469	$822,767

Noncash share-based compensation - general and administrative	2,618	2,494	20,617	16,379
Noncash share-based compensation - property management	987	879	4,814	4,030
Acquisition, other transaction costs and other	3,326	4,260	12,192	16,910
Hurricane-related charges, net	4,980	—	8,884	—
Loss on early extinguishment of debt	—	—	6,323	—
Adjusted EBITDAre	$244,806	$221,681	$942,299	$860,086

Recurring Capital Expenditures	(17,666)	(17,019)	(76,281)	(76,098)
Leasing costs	(1,134)	(745)	(3,966)	(3,113)
Fully Adjusted EBITDAre	$226,006	$203,917	$862,052	$780,875

Rents and other single-family property revenues	$436,593	$408,657	$1,728,697	$1,623,605
Less: tenant charge-backs	(49,108)	(48,506)	(221,431)	(215,555)
Adjustments for unconsolidated joint ventures - income	3,844	3,057	14,419	10,760
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$391,329	$363,208	$1,521,685	$1,418,810

Adjusted EBITDAre Margin	62.6%	61.0%	61.9%	60.6%

Fully Adjusted EBITDAre Margin	57.8%	56.1%	56.7%	55.0%

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Net income	$468,142	$415,206	$415,658	$422,538	$432,142
Interest expense	165,351	155,957	146,727	142,893	140,198
Depreciation and amortization	477,010	468,791	463,963	459,559	456,550
EBITDA	$1,110,503	$1,039,954	$1,026,348	$1,024,990	$1,028,890

Gain on sale and impairment of single-family properties and other, net	(225,756)	(174,572)	(175,210)	(194,076)	(209,834)
Adjustments for unconsolidated joint ventures	4,722	5,240	4,936	4,798	3,711
EBITDAre	$889,469	$870,622	$856,074	$835,712	$822,767

Noncash share-based compensation - general and administrative	20,617	20,493	21,052	19,475	16,379
Noncash share-based compensation - property management	4,814	4,706	4,616	4,408	4,030
Acquisition, other transaction costs and other	12,192	13,126	13,920	15,158	16,910
Hurricane-related charges, net	8,884	3,904	—	—	—
Loss on early extinguishment of debt	6,323	6,323	1,017	954	—
Adjusted EBITDAre	$942,299	$919,174	$896,679	$875,707	$860,086
Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2024	2023	2024	2023
Property management expenses	$33,564	$31,112	$129,321	$123,363
Less: tenant charge-backs	(2,055)	(1,872)	(7,892)	(7,610)
Less: noncash share-based compensation - property management	(987)	(879)	(4,814)	(4,030)
Property management expenses, net	$30,522	$28,361	$116,615	$111,723

General and administrative expense	$20,765	$18,487	$83,590	$74,615
Less: noncash share-based compensation - general and administrative	(2,618)	(2,494)	(20,617)	(16,379)
General and administrative expense, net	$18,147	$15,993	$62,973	$58,236

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three months and the years ended December 31, 2024 and 2023:

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2024	2023	2024	2023
Net income per common share–diluted	$0.33	$0.21	$1.08	$1.01
Adjustments:
Conversion from GAAP share count	(0.04)	(0.03)	(0.13)	(0.13)
Noncontrolling interests in the Operating Partnership	0.04	0.03	0.13	0.13
Gain on sale and impairment of single-family properties and other, net	(0.18)	(0.07)	(0.53)	(0.51)
Adjustments for unconsolidated joint ventures	—	—	0.01	0.01
Depreciation and amortization	0.30	0.28	1.14	1.10
Less: depreciation and amortization of non-real estate assets	(0.02)	(0.01)	(0.05)	(0.04)
FFO attributable to common share and unit holders	$0.43	$0.41	$1.65	$1.57
Adjustments:
Acquisition, other transaction costs and other	0.01	0.01	0.03	0.04
Noncash share-based compensation - general and administrative	—	0.01	0.04	0.04
Noncash share-based compensation - property management	—	—	0.01	0.01
Hurricane-related charges, net	0.01	—	0.02	—
Loss on early extinguishment of debt	—	—	0.02	—
Core FFO attributable to common share and unit holders	$0.45	$0.43	$1.77	$1.66
Recurring Capital Expenditures	(0.04)	(0.04)	(0.18)	(0.18)
Leasing costs	—	—	(0.01)	(0.01)
Adjusted FFO attributable to common share and unit holders	$0.41	$0.39	$1.58	$1.47

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

33

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Dec 31, 2024
Adjusted FFO attributable to common share and unit holders	$172,942
Common distributions	(109,968)
Retained Cash Flow	$62,974

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

34

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, the Seventh Supplemental Indenture dated as of January 30, 2024 for the 2034 Unsecured Senior Notes I, the Eighth Supplemental Indenture dated as of June 26, 2024 for the 2034 Unsecured Senior Notes II, and the Ninth Supplemental Indenture dated as of December 9, 2024 for the 2035 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of July 16, 2024, which has been filed as an exhibit to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company’s subsequent filings with the SEC.

35

Executive Management

Bryan Smith	Sara Vogt-Lowell
Chief Executive Officer	Chief Administrative Officer, Chief Legal Officer and Secretary

Chris Lau
Chief Financial Officer and Senior Executive Vice President

AMH Diversified Portfolio

Corporate Information	Investor Relations
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